UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 21, 2024

Ciena Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-36250

Delaware
(State or other jurisdiction of incorporation)
7035 Ridge Road, Hanover, MD
(Address of principal executive offices)

23-2725311
(IRS Employer Identification No.)
21076
(Zip Code)
Registrant's telephone number, including area code: (410) 694-5700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CIEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 - DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 21, 2024, at the 2024 annual meeting of stockholders (the “Annual Meeting”) of Ciena Corporation (“Ciena”), Ciena’s stockholders approved an amendment to the Ciena Corporation 2017 Omnibus Incentive Plan (the “2017 Plan”) (i) to increase, by 10.1 million shares, the number of shares of Ciena common stock available for issuance under the 2017 Plan and (ii) to increase the recoupment period for misconduct relating to accounting restatements from 12 months to three years (the “Plan Amendment”). The Plan Amendment became effective upon approval by the stockholders.

A description of the Plan Amendment is set forth in Ciena’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on February 8, 2024, in the section entitled "Proposal No. 2 - Amendment of Ciena's 2017 Omnibus Incentive Plan,” which description is incorporated herein by reference. The description is qualified in its entirety by reference to the full text of the Plan Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 5.07 - SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Ciena held the Annual Meeting on March 21, 2024. As of the January 22, 2024 record date, there were 145,008,717 shares of common stock outstanding and entitled to notice of and to vote at the Annual Meeting. The matters described below were voted on by stockholders at the Annual Meeting and the number of votes cast with respect to each matter, and with respect to the election of directors, were as indicated below:

Proposal 1 - Election of Directors	For	Against	Abstain	Non-Votes

Election to the Board of Directors of four Class III directors:
Hassan M. Ahmed, Ph.D.	116,649,883	5,030,615	73,959	9,075,016
Bruce L. Claflin	113,894,507	7,783,896	76,054	9,075,016
Patrick T. Gallagher	104,886,591	16,768,561	99,305	9,075,016
T. Michael Nevens	120,237,225	1,443,539	73,693	9,075,016

Election to the Board of Directors of one Class II director:
Mary G. Puma	108,590,083	13,084,708	79,666	9,075,016

Each director nominee above was elected by the vote of the majority of the votes cast by stockholders in accordance with Ciena's bylaws. Each Class III director will serve a three-year term expiring at the 2027 annual meeting of stockholders, and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation, or removal from the Board of Directors. The Class II director will serve the remainder of her term until the 2026 annual meeting of stockholders, and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation, or removal from the Board of Directors.

Proposal 2 - Amendment to 2017 Plan	For	Against	Abstain	Non-Votes

Approval of the amendment of Ciena's 2017 Omnibus Incentive Plan to (i) increase the number of shares available for issuance thereunder by 10.1 million shares and (ii) increase the recoupment period for misconduct relating to accounting restatements from 12 months to three years:	115,625,116	6,044,246	85,095	9,075,016

Proposal 3 - Amendment to Certificate of Incorporation	For	Against	Abstain	Non-Votes

Approval of the amendment of Ciena's Amended and Restated Certificate of Incorporation, as amended, to provide for officer exculpation:	110,488,692	11,163,942	101,823	9,075,016

Proposal 4 - Ratification of Independent Auditors	For	Against	Abstain	Non-Votes

Ratification of the appointment of PricewaterhouseCoopers LLP as Ciena's independent registered public accounting firm for fiscal 2024:	120,216,118	10,531,080	82,275	0

Proposal 5 - Stockholder Advisory Vote	For	Against	Abstain	Non-Votes

A stockholder advisory vote on the named executive officer compensation described in the proxy materials:	109,616,628	12,044,975	92,854	9,075,016

Proposals 2, 4, and 5 were each approved by the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal, with abstentions having the same effect as a vote “AGAINST” and broker non-votes not counted as a vote either “FOR” or “AGAINST” and having no effect on the outcome of the vote.

Proposal 3 was approved by the affirmative vote of holders of at least 66 2/3% of the voting power of all of the outstanding shares of stock entitled to vote at the Annual Meeting, with abstentions and broker non-votes having the same effect as a vote “AGAINST.”

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(d)	The following exhibits are being filed herewith:

	Exhibit Number	Description of Document

	Exhibit 10.1	Amendment No. 2 to Ciena Corporation 2017 Omnibus Incentive Plan
	Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciena Corporation

Date: March 26, 2024	By:	/S/ Sheela Kosaraju
Sheela Kosaraju
SVP, General Counsel and Assistant Secretary